Exhibit 10.7

Agreement to Change Loan Repayment

Creditor Yuha Asset Co., Ltd “The Former” and debtor Glaam Co., Ltd. “The Latter” agree to change the loan repayment date as follows.

- As follows –

1.
Amount of debt: KRW 1 billion (KRW1,000,000,000)

2.
Repayment date: Dec. 29, 2023

3.
Interest rate: 12% per year

Dec. 04, 2023

Creditor (The Former)	Address: Corporate registration number: Company:	1F, Dream Tower, 26, Banpo-daero 14-gil, Seocho-gu, Seoul 110111-8728490 /s/ Yuha Asset Co., Ltd.
Debtor (The Latter)	Address: Business registration number: Company :	298-42, Cheongbukjungang-ro, Chungbuk-eup, Pyeongtaek-si, Gyeonggi-do 211-87-65996 /s/ Glaam Co., Ltd. CEO Kim Kyungrae